As filed with the Securities and Exchange Commission on September 6, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rockley Photonics Holdings Limited
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1644526
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
3rd Floor, 1 Ashley Road
Altrincham, Cheshire, United Kingdom, WA14 2DT
+44 (0) 1865 292017

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Tom Adams, Esq.
General Counsel
Rockley Photonics Holdings Limited
3rd Floor, 1 Ashley Road
Altrincham, Cheshire, United Kingdom, WA14 2DT
+44 (0) 1865 292017

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

James J. Masetti, Esq. Davina K. Kaile, Esq. Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304 Tel: (650)233-4500 Fax: (650)233-4545

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 6, 2022
PROSPECTUS
$300,000,000

Rockley Photonics Holdings Limited
Debt Securities
Ordinary Shares
Preferred Shares
Depositary Shares
Warrants
Rights

We may, from time to time, offer and sell the securities identified above in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $300,000,000.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplements and any related free writing prospectuses to be provided will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus, the accompanying prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest.
We may offer and sell the securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of these securities, we will set forth their names and describe their compensation in the applicable prospectus supplement.
Our ordinary shares are listed on the New York Stock Exchange, or NYSE, under the symbol “RKLY.” On September 2, 2022, the last reported sale price of our ordinary shares on the NYSE was $1.30 per share.

Investing in our securities involves risks. See the section entitled “Risk Factors” included in or incorporated by reference into the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings up to a maximum aggregate offering price of $300,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement, may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, any prospectus supplement, and any applicable free writing prospectus, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference,” before making your investment decision.
You should rely only on the information incorporated by reference or contained in this prospectus, any prospectus supplement, any applicable free writing prospectus and the registration statement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus, the registration statement or the documents incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
On August 11, 2021, Rockley Photonics Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability, Rockley Photonics Limited, a company organized under the laws of England and Wales, or Rockley UK and Legacy Rockley, and SC Health Corporation, an exempted company incorporated in the Cayman Islands with limited liability, or SC Health, consummated the business combination, or the Business Combination, contemplated by the Business Combination Agreement and Plan of Merger, dated March 19, 2021, or the Business Combination Agreement, by and among Rockley, Rockley UK, SC Health, and Rockley Mergersub Limited, an exempted company incorporated in the Cayman Islands with limited liability and a direct wholly owned subsidiary of Rockley, or Merger Sub. In connection with the closing of the Business Combination, Rockley UK became a direct wholly owned subsidiary of Rockley and Merger Sub was merged with and into SC Health, with SC Health surviving the merger and becoming a direct wholly owned subsidiary of Rockley.
Unless the context indicates otherwise, references in this prospectus to “Rockley,” the “Company,” “we,” “us,” “our” and similar terms refer to Rockley Photonics Holdings Limited, and, as the context requires, its consolidated subsidiaries (including Rockley UK and SC Health).
Rockley®, RayDriver™, RPFabric™, RPStack™, Topanga™, LightDriver™, SpectraCloud™, SpectraSense™, VitalSpex™, Bioptx™, and clinic-on-the-wrist™ are among the trademarks, registered trademarks, or service marks owned by Rockley. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.
About Rockley Photonics Holdings Limited
We have developed a comprehensive range of silicon photonics technologies that have both the power and the flexibility to support a wide range of potential applications. Our silicon photonics platform will incorporate several key components to support these solutions, including photonic integrated circuits and associated modules, sensors, and end-to-end solutions. We expect that our immediate focus over the next two years will be on developing and commercializing our products for incorporation in consumer wearables, medical devices, and dedicated solutions for the healthcare market.
On August 11, 2021, Rockley, Rockley UK, and SC Health consummated the Business Combination pursuant to the Business Combination Agreement dated as of March 19, 2021 among Rockley, SC Health, Rockley UK and Merger Sub. Rockley was deemed to be the accounting acquirer in the Merger based on an analysis of the criteria outlined in Accounting Standards Codification 805. Accordingly, the historical financial statements of Rockley UK became the historical financial statements of the combined company, upon the consummation of the Merger.
Our ordinary shares and publicly traded warrants to purchase ordinary shares, or the Public Warrants, are currently listed on the NYSE under the symbols “RKLY” and “RKLY.WS,” respectively.
The rights of holders of our ordinary shares are governed by our Second Amended and Restated Memorandum and Articles of Association, or the Articles of Association, and the laws of the Cayman Islands. See the sections entitled “Description of Share Capital.”
Corporate Information
Rockley was incorporated in the Cayman Islands in March 2021 to facilitate the Business Combination. Rockley Photonics Limited was founded in 2013 in the United Kingdom. SC Health was incorporated in the Cayman Islands in December 2018 as a special purpose acquisition company and completed its initial public offering in July 2019. In August 2021, Rockley Mergersub Limited, a wholly owned subsidiary of Rockley, merged with and into SC Health (which was subsequently renamed Rockley Photonics Cayman Limited) and securityholders of Rockley UK exchanged their securities in Rockley UK for ordinary shares of Rockley, with each of Rockley UK and SC Health surviving the merger as a wholly owned subsidiary of Rockley. Our principal executive offices are located at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United Kingdom. Our telephone number is +44 (0) 1865 292017. Our website address is www.rockleyphotonics.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part. We have included our website address solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we intend to take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:
•not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley;
•reduced disclosure obligations regarding executive compensation; and
•not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.
We intend to take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, (b) in which we have total annual gross revenue of at least $1.07 billion (subject to adjustment for inflation pursuant to SEC rules), or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates is at least $700 million as of the end of our most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
We are also deemed to be a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are thus allowed to provide simplified executive compensation disclosures in our SEC filings, will be exempt from the provisions of Section 404(b) of Sarbanes-Oxley requiring that an independent registered public accounting firm provide an attestation report on the effectiveness of internal control over financial reporting and will have certain other reduced disclosure obligations with respect to our SEC filings. We may choose to take advantage of some or all of these accommodations. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from U.S. public companies that do not qualify as an emerging growth company or a smaller reporting company.
For additional details see “Risk Factors — Rockley is an “emerging growth company” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make Rockley’s securities less attractive to investors and may make it more difficult to compare Rockley’s performance to the performance of other public companies,” incorporated by reference to our most recent Annual Report on Form 10-K.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” included in or incorporated by reference into the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing in or incorporated by reference into this prospectus, including the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or any amendments thereto.  The risks and uncertainties we have described are those we believe to be the principal risks that could affect us, our business or our industry, and which could result in a material adverse impact on our financial condition, results of operation or the market price of our securities. However, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations and the market price of our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. When used in this prospectus, words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” “could,” “enable,” “future,” “might,” “opportunity,” “possible,” “position,” “potential,” “project,” “should,” “would,” and similar expressions, are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.
These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law or regulation. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Form 10-Q/A, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by this prospectus for working capital and general corporate purposes, including, but not limited to, financing of capital expenditures, repayment or redemption of indebtedness, or repurchases of ordinary shares. We may also use a portion of the net proceeds from the sale of securities offered by this prospectus to acquire or invest in complementary businesses, assets or technologies, although we have no present commitments or agreements to do so. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF DEBT SECURITIES
Outstanding Notes
For a discussion of our outstanding debt securities, please see “Description of Outstanding Share Capital – The Notes.”
Debt Securities Issuable
The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, together with any pricing supplement or term sheet, will be a description of the material terms of the debt securities.
We may issue, from time to time, debt securities, in one or more series. These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. The following is a summary of the material provisions of the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.
As used in this section only, “we,” “us” and “our” refer to Rockley Photonics Holdings Limited, unless expressly stated or the context otherwise requires.
General Terms of the Indenture
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities for any series of debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.
You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:
•    the title of those debt securities;
•    any limit on the aggregate principal amount of that series of debt securities;
•    the date or dates on which principal and premium, if any, of the debt securities of that series is payable;
•    the interest rate or rates (which may be fixed or variable) or the method or methods used to determine the rate or rates, and the date or dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and related record dates;
•    the right, if any, to extend the interest payment periods and the duration of the extensions;
•    if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;
•    the place or places where, and the manner in which, principal, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;
•    the period or periods within which, the price or prices at which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;
•    our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•    the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;
•    the denominations in which those debt securities will be issuable;
•    if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;
•    whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;
•    if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;
•    the events of default and covenants relating to the debt securities that are in addition to, or that modify or delete those described in this prospectus;
•    conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;
•    whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;
•    the nature and terms of any security for any secured debt securities;
•    the terms applicable to any debt securities issued at a discount from their stated principal amount; and
•    any other specific terms of any debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:
•         the conversion or exchange price;
•         the conversion or exchange period;
•         provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;
•         events requiring adjustment to the conversion or exchange price; and
•         provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale
We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the surviving corporation or the successor person is a corporation organized under the laws of the Cayman Islands, the United Kingdom, the United States, any state of the United States or the District of Columbia, and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.
This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.
Events of Default
The indenture provides that the following will be “events of default” with respect to any series of debt securities:
•failure to pay interest for 30 days after the date payment is due and payable;
•failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;
•failure to make sinking fund payments when due and continuance of such default for a period of 30 days;
•failure to perform other covenants for 60 days after notice that performance was required;
•certain events in bankruptcy, insolvency or reorganization relating to us; or

•any other event of default provided in the applicable officer’s certificate, resolution of our board of directors, or the Board, or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.
The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.
The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:
•    the holder has previously given to the trustee written notice of default and continuance of such default;
•    the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;
•    the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;
•    the trustee has not instituted the action within 60 days of the request and offer of indemnity; and
•    the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.
Discharge, Defeasance and Covenant Defeasance
We can discharge or decrease our obligations under the indenture as stated below.
We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:
•    we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and
•    we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.
Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Modification of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:
•    evidence the assumption by a successor entity of our obligations;
•    add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;
•    add any additional events of default;
•    add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;
•    add guarantees with respect to or secure any debt securities;
•    establish the forms or terms of debt securities of any series;
•    evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;
•    cure any ambiguity or correct any inconsistency or defect in the indenture;
•    modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and
•    make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.
The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
•    extend the final maturity of any debt security;
•    reduce the principal amount or premium, if any;
•    reduce the rate or extend the time of payment of interest;
•    reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;
•    change the currency in which the principal, and any premium or interest, is payable;
•    impair the right to institute suit for the enforcement of any payment on any debt security when due;
•    if applicable, adversely affect the right of a holder to convert or exchange a debt security; or
•    reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.
The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:
•    a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a non-consenting holder; or
•    a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee
The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.
No Individual Liability of Incorporators, Shareholders, Officers or Directors
The indenture provides that no past, present or future director, officer, shareholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF SHARE CAPITAL

The following summary of the material terms of our share capital is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Articles of Association and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the Articles of Association and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.
Exempted Company
We are incorporated as an exempted company with limited liability under Cayman Islands law and our affairs are governed by the provisions of our Articles of Association, as amended and restated from time to time, and by the provisions of the Companies Act (Revised) of the Cayman Islands, as amended from time to time, or the Companies Act.
A Cayman Islands company qualifies for exempted status if its operations will be conducted mainly outside of the Cayman Islands. Exempted companies are exempted from complying with certain provisions of the Companies Act. An exempted company is not required to obtain prior approval for registration or to hold an annual general meeting, and the annual return that must be filed with the Registrar of Companies in the Cayman Islands is considerably simpler than for non-exempted Cayman Islands companies. Names of shareholders are not required to be filed with the Registrar of Companies in the Cayman Islands.
While there are currently no forms of direct taxation, withholding or capital gains tax in the Cayman Islands, an exempted company is entitled to apply for a tax exemption certificate from the Financial Secretary, which provides written confirmation that, among other things, should the laws of the Cayman Islands change, the company will not be subject to taxes for the period during which the certificate is valid (usually 20 years). See “Taxation — Cayman Islands Tax Considerations.”
Share Capital
Authorized Capitalization
General
The total amount of our authorized share capital consists of 12,417,500,000 ordinary shares with a par value of $0.000004026575398 per share.
Ordinary Shares
Our ordinary shares are not entitled to preemptive or other similar subscription rights to purchase any of our securities. Our ordinary shares are neither convertible nor redeemable. Unless our Board determines otherwise, we will issue all of our share capital in uncertificated form. Our shareholders may freely hold and vote their ordinary shares.
Voting Rights
On a show of hands, each shareholder present in person or by proxy (or, for a corporation or other non-natural person, present by its duly authorized representative or proxy) at general meeting shall have one vote and on a poll, shall have one vote for each share registered in his name in the register of members of our Company. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by any one or more shareholders together holding at least ten percent (10%) of our paid up voting share capital, present in person or by proxy.
A quorum required for a general meeting of shareholders consists of one or more holders of shares holding not less than an aggregate of one-third of all voting share capital in issue present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative) and entitled to vote. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, the governing documents. There are no cumulative voting rights.
We may (but are not obliged to) hold an annual general meeting at such time and place the Board shall determine. Our Board may call general meetings. Advance notice to shareholders of at least seven calendar days is required for the convening of any general meeting. The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association.
Under the Companies Act, certain matters must be approved by special resolution of the shareholders, including alteration of the memorandum or articles of association, reduction of share capital, change of name, or voluntary winding up the company.
Dividend Rights

Subject to any rights and restrictions for the time being attached to any class or classes of shares and our Articles of Association, our Board may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the same out of our lawfully available funds. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our Board. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account, a concept analogous to paid-in surplus in the United States.
Other Rights
Each holder of our ordinary shares is subject to, and may be adversely affected by, the rights of the holders of any series of our preferred shares, if any, that we may designate and issue in the future.
Liquidation Rights
If we are involved in voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of our ordinary shares will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred shares, if any, then outstanding.
Inspection of Books and Records
Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholder or our corporate records.
Special Meetings of Shareholders
The governing documents provide that a meeting of shareholders may be called by the Board. At least seven calendar days’ notice will be given for any meeting. Every notice will be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and will specify the place, the day and the hour of the meeting and the general nature of the business.
Action by Written Consent
The governing documents provide that any action required or permitted to be taken by the shareholders may be effected at an annual or extraordinary general meeting of the shareholders, or taken by unanimous written consent in lieu of a meeting.
Removal of Directors
The Board or any individual director may be removed from office at any time but only for cause and only by the affirmative vote of the holders of at least a majority of our ordinary shares entitled to vote and who vote at a general meeting.
Preferred Shares
Our Articles of Association provide that preferred shares may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred shares. Our Board is able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our Board to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of Rockley or the removal of existing management.
Limitations on Liability and Indemnification of Officers and Directors
The governing documents provide that we will indemnify our directors. In addition, we expect to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board.
Transfer Agent
The transfer agent for Rockley ordinary shares is Computershare Trust Company, N.A.
Register of Members
Under Cayman Islands law, we must keep a register of members and include the following items:
•the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under our Articles of Association , and if so, whether such voting rights are conditional;

•the date on which the name of any person was entered on the register as a member; and

•the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members is prima facie evidence of the matters set forth therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted), and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of an offering of shares, the register of members shall be immediately updated to reflect the shares that were issued in connection with such offering. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their names. If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in updating the register for any person that has ceased to be a member of Rockley, such aggrieved person or member (or any member of Rockley or Rockley itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or, if satisfied with the justice of the case, order the register be rectified.
Rule 144
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as the Company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
Upon the closing of the Business Combination, the Company ceased to be a shell company.
When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted ordinary shares or restricted warrants or other restricted securities for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted ordinary shares or restricted warrants or other restricted securities for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•one percent (1%) of the total number of ordinary shares then outstanding; or
•the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Transfer Agent, Warrant Agent and Registrar
The transfer agent, warrant agent and registrar for our ordinary shares, Public Warrants, Private Warrants and 144A Warrants is ComputerShare Trust Company.
Listing of Securities
Our ordinary shares and Public Warrants are listed on the NYSE under the symbols “RKLY” and “RKLY.WS,” respectively.
Comparison of Cayman Islands Corporate Law
Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
•the statutory provisions as to the required majority vote have been met;
•the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;
•the arrangement is such that may be reasonably approved by an intelligent and honest individual of that class acting in respect of his or her interest; and
•the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.
The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissenting minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four (4) months, the offeror may, within a two-month period commencing on the expiration of such four (4) month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits
Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:
•a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; or

•those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.
Enforcement of Civil Liabilities
We have been advised by our Cayman Islands legal counsel, Travers Thorp Alberga, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against our Company judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against our Company predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and/or being of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Anti-Money Laundering – Cayman Islands
If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering, or is involved with terrorism or terrorist financing and property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, or FRA, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands, if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property.
Cayman Islands Data Protection
We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands, or DPA, based on internationally accepted principles of data privacy.
Privacy Notice
Introduction
This privacy notice puts our shareholders on notice that through your investment in our company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.
In the following discussion, the “Company” refers to us and our affiliates, delegates, or both, except where the context requires otherwise.
Investor Data
We will collect, use, disclose, retain, and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.
In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.
We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.
Who This Affects
If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.
How the Company May Use a Shareholder’s Personal Data
The Company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:
•where this is necessary for the performance of our rights and obligations under any purchase agreements;

•where this is necessary for compliance with a legal or regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

•where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.
Why We May Transfer Your Personal Data
In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.
We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the United Kingdom) who will process your personal data on our behalf.
The Data Protection Measures We Take
Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.
We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.
We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the relevant deposit agreement and the depositary receipts with respect to the depositary shares relating to any particular series of preferred shares that our Board may designate. You should read these documents as they, and not this description, will define your rights as a holder of depositary shares. Forms of these documents will be filed with the SEC in connection with the offering of depositary shares.
General
If we elect to offer fractional interests in preferred shares, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred shares. We will deposit the preferred shares underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.
The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred shares underlying the depositary shares in proportion to the applicable fractional interest in the underlying preferred shares. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred shares according to the terms of the offering described in a prospectus supplement.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received for the preferred shares to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.
If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred shares will be available to the holders of the depositary shares.
Conversion, Exchange, Redemption and Liquidation
If any series of preferred shares underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.
The terms on which the depositary shares relating to the preferred shares of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the relevant prospectus supplement.
Voting
When the depositary receives notice of a meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the preferred shares underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of preferred shares underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.
Amendments
We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or that (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.
Termination
We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:
•    the depositary has redeemed all related outstanding depositary shares, or
•    we have liquidated, terminated or wound up our business and the depositary has distributed the preferred shares of the relevant series to the holders of the related depositary shares.
Payment of Fees and Expenses
We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.
Resignation and Removal of Depositary
At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Reports
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our certificate of incorporation to furnish to the holders of the preferred shares. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred shares unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF WARRANTS
Outstanding Warrants
For a discussion of our outstanding warrants, please see “Description of Outstanding Share Capital – Warrants.”
Warrants Issuable
The following is a summary of the general terms of the warrants we may offer and sell under this prospectus.
We may issue warrants for the purchase of debt securities, preferred shares, ordinary shares, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into by us with a warrant agent. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:
•    the title of the warrants;
•    the aggregate number of the warrants;
•    the price or prices at which the warrants will be issued;
•    the designation, terms and number of shares of debt securities, preferred shares or ordinary shares purchasable upon exercise of the warrants;
•    the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;
•    the date, if any, on and after which the warrants and the related debt securities, preferred shares or ordinary shares will be separately transferable;
•    the price at which each share of debt securities, preferred shares or ordinary shares purchasable upon exercise of the warrants may be purchased;
•    the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;
•    the minimum or maximum amount of the warrants which may be exercised at any one time;
•    information with respect to book-entry procedures, if any;
•    a discussion of certain federal income tax considerations; and
•    any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the applicable warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares or preferred shares. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus. For more information, please refer to the provisions of the rights agreement and rights certificate, forms of which we will file with the SEC at or prior to the time of the sale of the rights.
We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:
•    the title of the rights;
•    the date of determining the shareholders entitled to the rights distribution;
•    the title, aggregate number, and terms of the ordinary shares or preferred shares purchasable upon exercise of the rights;
•    the exercise price;
•    the aggregate number of rights issued;
•    the date, if any, on and after which the rights will be separately transferable;
•    the date on which the right to exercise the rights will commence and the date on which the right will expire; and
•    any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of ordinary shares or preferred shares at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares or preferred shares purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF OUTSTANDING SHARE CAPITAL

The following is a description of our outstanding share capital.
Share Capital
As of June 30, 2022, Rockley had 129,910,925 ordinary shares and warrants to purchase 40,536,024 ordinary shares outstanding.
Warrants
Public Warrants
Each whole Public Warrant entitles the registered holder to purchase one Rockley ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the closing of the Business Combination, provided that there is an effective registration statement under the Securities Act covering the Rockley ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them available (or Rockley permits holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the Rockley Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Rockley Warrant Agreement, a Public Warrant holder may exercise its Public Warrants only for a whole number of Rockley ordinary shares. This means only a whole Public Warrant may be exercised at a given time by a Public Warrant holder. The Public Warrants will expire five years after the closing of the Business Combination, at 5:00 p.m. Eastern Time, or earlier upon redemption or liquidation.
Rockley will not be obligated to deliver any Rockley ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the Rockley ordinary shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to Rockley satisfying its obligations described below with respect to registration. No Public Warrant will be exercisable and Rockley will not be obligated to issue a Rockley ordinary share upon exercise of a Public Warrant unless the Rockley ordinary shares issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will Rockley be required to net cash settle any Public Warrant.
Rockley was obligated to use its best efforts to file as soon as practicable, but in no event later than 30 business days after the closing of the Business Combination, with the SEC a registration statement for the registration, under the Securities Act, of the Rockley ordinary shares issuable upon exercise of the Public Warrants. Rockley is obligated to use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Rockley Warrant Agreement. If a registration statement covering the Rockley ordinary shares issuable upon exercise of the Public Warrants was not effective by the 60th business day after the closing of the Business Combination, Public Warrant holders may, until such time as there was an effective registration statement and during any period when Rockley will have failed to maintain an effective registration statement, exercise such Public Warrants on a “cashless basis” in accordance with Section 3(a) (9) of the Securities Act or another exemption. Notwithstanding the above, if the Rockley ordinary shares are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Rockley may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event Rockley so elects, it will not be required to file or maintain in effect a registration statement, and in the event Rockley does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the Public Warrants become exercisable, Rockley may call the warrants for redemption:
•in whole and not in part;
•at a price of $0.01 per Public Warrant;
•upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and
•if: and only if, the reported closing price of the Rockley ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending three business days before Rockley sends the notice of redemption to the warrantholders.
If and when the Public Warrants become redeemable by Rockley, Rockley may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and Rockley issues a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of Rockley ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.
If Rockley calls the Public Warrants for redemption as described above, Rockley’s Board will have the option to require any holder that wishes to exercise his, her or its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” Rockley’s management will consider, among other factors, Rockley’s cash position, the number of warrants that are outstanding and the dilutive effect on its shareholders of issuing the maximum number of Rockley ordinary shares issuable upon the exercise of Rockley’s Public Warrants. If Rockley’s management takes advantage of this option, all holders of w Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of Rockley ordinary shares equal to the quotient obtained by dividing (a) the product of the number of Rockley ordinary shares underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Public Warrants by (b) the fair market value. The “fair market value” will mean the average reported closing price of the Rockley ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If Rockley’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Rockley ordinary shares to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrants redemption. Rockley believes this feature is an attractive option to it if it does not need the cash from the exercise of the Public Warrants after the closing of the Business Combination. If Rockley calls its Public Warrants for redemption and Rockley’s management does not take advantage of this option, the holders of the Private Warrants and their permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other Public Warrant holders would have been required to use had all Public Warrant holders been required to exercise their Public Warrant on a cashless basis, as described in more detail below. A holder of a Public Warrant may notify Rockley in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Public Warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as specified by the holder) of the Rockley ordinary shares outstanding immediately after giving effect to such exercise.
If the number of outstanding Rockley ordinary shares is increased by a stock dividend payable in Rockley ordinary shares, or by a split-up or other similar event, then, on the effective date of stock dividend, split-up or similar event, the number of Rockley ordinary shares issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding Rockley ordinary shares. A rights offering to holders of Rockley ordinary shares entitling holders to purchase Rockley ordinary shares at a price less than the fair market value will be deemed a stock dividend of a number of Rockley ordinary shares equal to the product of (a) the number of Rockley ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Rockley ordinary shares) and (b) the quotient of (i) the price per Rockley ordinary share paid in such rights offering and (ii) the fair market value. For these purposes (a) if the rights offering is for securities convertible into or exercisable for Rockley ordinary shares, in determining the price payable for Rockley ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (b) fair market value means the volume weighted average price of Rockley ordinary shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Rockley ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if Rockley, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Rockley ordinary shares on account of such Rockley ordinary shares (or other securities into which the Public Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Rockley ordinary shares in connection with the closing of the Business Combination, or (d) to satisfy the redemption rights of the holders of Rockley ordinary shares in connection with a shareholder vote to amend the governing documents, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Rockley ordinary share in respect of such event.
If the number of outstanding Rockley ordinary shares is decreased by a consolidation, combination, reverse stock split or reclassification of Rockley ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Rockley ordinary shares issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding Rockley ordinary shares.
Whenever the number of Rockley ordinary shares purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (a) the numerator of which will be the number of Rockley ordinary shares purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (b) the denominator of which will be the number of Rockley ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Rockley ordinary shares (other than those described above or that solely affects the par value of such Rockley ordinary shares), or in the case of any merger or consolidation of Rockley with or into another corporation (other than a consolidation or merger in which Rockley is the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding Rockley ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Rockley as an entirety or substantially as an entirety in connection with which Rockley is dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the Rockley ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Rockley ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Rockley ordinary shares in such a transaction is payable in the form of Rockley ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within 30 days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Rockley Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Rockley Warrant Agreement) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants.
The Rockley Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder for the purpose of (a) curing any ambiguity or to correct any defective provision, (b) adjusting the provisions relating to cash dividends on Rockley ordinary shares as contemplated by and in accordance with the Rockley Warrant Agreement or (c) adding or changing any other provisions with respect to matters or questions arising under the Rockley Warrant Agreement as the parties to the Rockley Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the interests of the registered holders of the Public Warrants. All other modifications or amendments will require the approval by the holders of at least 50% of the then-outstanding Public Warrants and, solely with respect to any amendment to the terms of the Private Warrants, 50% of the then outstanding Private Warrants. You should review a copy of the Rockley Warrant Agreement, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Public Warrants.
The Public Warrants may be exercised upon surrender of the Public Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Public Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Rockley, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of Rockley ordinary shares and any voting rights until they exercise their Public Warrants and receive Rockley ordinary shares. After the issuance of Rockley ordinary shares upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, Rockley will, upon exercise, round down to the nearest whole number of Rockley ordinary shares to be issued to the warrantholder.
Exclusive Forum Provision in Rockley Warrant Agreement
The Rockley Warrant Agreement provides that the courts of the State of New York or the U.S. District Court for the Southern District of New York is the exclusive jurisdiction for any claims relating to such agreement. Further, the exclusive forum provision in the Rockley Warrant Agreement provides that such exclusive jurisdiction will not apply to claims arising under the Securities Act or the Exchange Act.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in the Rockley Warrant Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Accordingly, the exclusive forum provision does not designate the courts of the State of New York as the exclusive forum for any derivative action arising under the Exchange Act, as there is exclusive federal jurisdiction in that instance.
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the enforceability of the exclusive forum provision in the Rockley Warrant Agreement is uncertain, and a court may determine that such provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction. Further, compliance with the federal securities laws and the rules and regulations thereunder cannot be waived by investors in our ordinary shares.

This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors and officers or other employees arising under the Rockley Warrant Agreement, which may discourage such lawsuits against us and our directors, officers, or other employees. Alternatively, if a court were to find this exclusive forum provision is inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, and results of operations and result in a diversion of the time and resources of our management and Board.
Private Warrants
In connection with the initial public offering of SC Health, the Sponsor purchased an aggregate of 5,000,000 warrants, or the Private Warrants and the Private Placement Warrants, each exercisable to purchase one SC Health Class A Ordinary Share at $11.50 per share, at a price of $1.00 per Private Warrant, or $5,000,000 in the aggregate. On August 2, 2019, SC Health consummated the closing of the sale of 2,250,000 additional units at the price of $10.00 per SC Health unit upon receiving the underwriters’ election to fully exercise their over-allotment option, generating additional gross proceeds of $22,500,000 to SC Health. Simultaneously with the exercise of the over-allotment, SC Health completed the private sale of an additional 450,000 Private Warrants to the Sponsor, generating gross proceeds to SC Health of $450,000.
The Private Warrants will not be redeemable by Rockley so long as they are held by the Sponsor, members of the Sponsor or their permitted transferees. The Sponsor or its permitted transferees, have the option to exercise the Private Warrants on a cashless basis. Except as described below, the Private Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by Rockley and exercisable by the holders on the same basis as the Public Warrants.
If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Private Warrants for that number of Rockley ordinary shares equal to the quotient obtained by dividing (a) the product of the number of Rockley ordinary shares underlying the Private Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Private Warrants by (b) the fair market value. The “fair market value” will mean the average reported closing price of the Rockley ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of Private Warrant exercise is sent to the warrant agent. The Private Warrants will expire five years after the closing of the Business Combination, at 5:00 p.m. Eastern Time, or earlier upon redemption or liquidation.
144A Warrants
The 144A Warrants have a ten-year term and a $5.00 per share exercise price, and include customary anti-dilution adjustments as well as a ratchet anti-dilution adjustment in the event any ordinary shares or other equity or equity equivalent securities payable in ordinary shares are granted, issued or sold (or the Company enters into any agreement to grant, issue or sell), in each case, at a price less than the exercise price then in effect. Upon the occurrence of such an event, the exercise price of the 144A Warrants will be decreased to the lower price (subject to a floor of $2.80 per ordinary share) and the number of ordinary shares issuable upon exercise of the 144A Warrants will be increased, such that the aggregate exercise price of all 144A Warrants remains the same before and after any such event. This will result in additional ordinary shares that may be issuable upon exercise of the 144A Warrants and may result in dilution to the existing shareholders. Upon the occurrence of a Fundamental Transaction (as defined in the 144A Warrants), the 144A Warrants provide each holder a put right in respect of the 144A Warrants. Upon the exercise of a put right by a holder, the Company will be obligated to repurchase the 144A Warrants for the fair market value of the 144A Warrants repurchased, as calculated by a third-party valuation firm selected by the Company and reasonably acceptable to the holder. The 144A Warrants also include cashless exercise rights.
The Notes
The Notes were issued pursuant to the Indenture, dated as of May 27, 2022, among the Company, the Guarantor Subsidiaries, and the Trustee and Collateral Agent. The Notes are senior secured obligations of the Company and the Guarantor Subsidiaries secured by substantially all assets of the Company and each Guarantor Subsidiary. Interest on the Notes will be payable quarterly in arrears at a rate of 9.5% per annum if paid in cash or, subject to the satisfaction of certain conditions, at a rate of 12.0% per annum payable at a rate of 5.75% per annum in cash and 6.25% per annum through the issuance of additional Notes, or PIK Interest, which will also bear interest. Interest on the Notes will be payable quarterly in arrears on February 15, May 15, August 15 and November 15, commencing on August 15, 2022, and unless the context otherwise requires, references herein to the Notes include any interest paid as PIK Interest. The Notes will mature on May 15, 2026, or the Maturity Date, unless redeemed, repurchased or converted in accordance with their terms prior to such date.
The Notes are convertible at an initial conversion price equal to $3.08 per ordinary share and subject to certain customary anti-dilution adjustments. Holders of the Notes have the right to convert all or a portion of their Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the Maturity Date and the right to receive additional ordinary shares if the Company elects, and is permitted thereunder, to pay the interest make-whole payment (as defined in the Indenture) that may become due in connection therewith in ordinary shares. Upon conversion, holders of the Notes will receive ordinary shares and cash for fractional interests and except in connection with certain events, an interest make-whole payment for interest that would have accrued from the date of conversion until the Maturity Date, which interest make-whole payment shall be paid in cash or subject to the satisfaction of certain conditions, in ordinary shares at the Company’s election.
The Company may redeem the Notes in whole, and not in part, at its option, at any time prior to the Maturity Date, for a cash purchase price equal to the aggregate principal amount of any Notes to be redeemed plus accrued and unpaid interest thereon plus a make-whole premium as provided in the Indenture. At any time prior to the Maturity Date, the Company may also redeem the Notes in whole, or from time to time in part, if the last reported sale price of the ordinary shares exceeds 250% of the conversion price then in effect and if the daily trading volume for ordinary shares on the NYSE exceeds 1,000,000 shares, in each case, for at least 20 trading days (which need not be consecutive), including at least one of the five trading days preceding the date on which the Company provides a notice for such redemption, during any 30 consecutive trading day period ending on, and including, the trading day preceding such notice date, for a cash purchase price equal to the aggregate principal amount of any Notes to be redeemed plus accrued and unpaid interest thereon. The Notes are also subject to redemption at the option of the Company in the event of certain changes in tax law or listing status of the Notes or the status of the relevant stock exchange on which the Notes may be listed as a “recognised stock exchange” for purposes of certain tax laws related to withholding on payments of interest.
In addition, following certain corporate events that occur prior to the Maturity Date or following issuance by the Company of a notice of redemption, in each case as provided in the Indenture, in certain circumstances, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or who elects to convert any Notes called for redemption during the related redemption period. Additionally, in the event of a fundamental change (such term as defined in the Indenture), holders of the Notes will have the right to require the Company to repurchase all or a portion of their Notes at a price equal to the aggregate principal amount of any Notes to be repurchased plus accrued and unpaid interest thereon plus a make-whole premium.
The Indenture includes restrictive covenants that, subject to specified exceptions, limit the ability of the Company and its subsidiaries to, among other things, (a) incur debt or issue preferred shares or disqualified stock; (b) make (i) dividends and distributions, (ii) redemptions and repurchases of equity, (iii) investments and (iv) prepayments, redemptions and repurchases of subordinated debt; (c) incur liens; (d) make asset sales; (e) enter into transactions with affiliates, (f) issue or sell any ordinary shares, or any securities convertible into or exercisable for ordinary shares, at a price, or having a conversion or exercise price, that is less than the conversion price (as defined in the Indenture) on the Notes and (g) enter into agreements limiting subsidiary distributions. In addition, the Company is required to maintain minimum unrestricted cash and cash equivalents of $20.0 million. The Indenture also includes customary events of default after which the Trustee or the holders of 25% in aggregate principal amount of the Notes then outstanding may accelerate the maturity of the Notes to become due and payable immediately; provided, however, that the Notes will be automatically accelerated upon certain events of bankruptcy, insolvency and reorganization involving the Company or any of its subsidiaries. Such events of default include: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest and liquidated damages on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure in its obligation to convert a Note, if such default is not cured within three business days; (iii) the Company’s failure to send certain notices under the Indenture within specified periods of time, if such failure is not cured within three business days; (iv) the Company’s failure to comply with certain covenants in the Indenture restricting the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the other note documents (as defined in the Indenture) if such default is not cured or waived within 30 days after written notice is given by the Trustee or the holders of 25% in aggregate principal amount of the Notes then outstanding; (vi) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $3,500,000; (vii) final judgments of at least $3,500,000 (excluding amounts not covered by insurance) rendered against the Company or any of its subsidiaries, which judgments are not discharged or stayed within 60 days; (viii) certain events of bankruptcy, insolvency or reorganization involving the Company or any of its subsidiaries; (ix) any guarantee in respect of the Notes ceases to be in full force and effect, other than in accordance with the Indenture, or any Guarantor Subsidiary denies or disaffirms its obligations under its guarantee in respect of the Notes or gives notice to such effect; (x) any material provision of any note document ceases to be valid and binding on or enforceable against the Company or any Guarantor Subsidiary or the Company or any Guarantor Subsidiary shall so state in writing or any note security document (as defined in the Indenture) ceases to create a valid security interest in the collateral (as defined in the Indenture), excepted as permitted pursuant to the terms thereof or the Indenture; and (xi) except as permitted under the Indenture, the Company or any Guarantor Subsidiary shall contest in any manner the validity or enforceability of a permitted intercreditor agreement (as defined in the Indenture) or deny that it has any further liability or obligation thereunder, or the note obligations or the liens securing the note obligations, for any reason shall not have the priority contemplated by the Indenture, the note security documents or such permitted intercreditor agreement.
The Notes and the 144A Warrants were purchased by the selling shareholders for a collective purchase price of 99% of the original principal amount of the Notes. In addition, in connection with the issuance of the Notes, the Company is required to pay an annual facility fee in advance on the date of such issuance and each anniversary thereof from the date of the issuance thereof through the Maturity Date in an amount equal to 1% of the original principal amount of the Notes on the date of such issuance; provided that upon the earliest to occur of (i) the first date upon which all of the then-outstanding

Notes have been converted to ordinary shares, (ii) the first date upon which all of the then-outstanding Notes are subject to a fundamental change offer (as defined in the Indenture), (iii) the first date upon which the Company has exercised an optional redemption or tax redemption (as each such term is defined in the Indenture) as to all then-outstanding Notes are subject to a fundamental change offer (as defined in the Indenture), and (iv) the date upon which the Notes are accelerated or otherwise become due prior to the Maturity Date as a result of or during the continuance of an event of default under the Indenture, then, in each case, the remaining unpaid facility fees payable on each such anniversary remaining prior to the Maturity Date shall be accelerated and become due and payable.

FORMS OF SECURITIES

Each debt security, depositary share, warrant and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, warrants or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue the registered debt securities, depositary shares, warrants and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any underwriters, dealers or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or rights agreement. Except as described below, owners of beneficial interests in a registered global security:
•    will not be entitled to have the securities represented by the registered global security registered in their names;
•    will not receive or be entitled to receive physical delivery of the securities in definitive form; and
•    will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement or rights agreement.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement or rights agreement.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement or rights agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal, premium, if any, and interest, if any, on debt securities, and any payments to holders with respect to depositary shares, warrants or rights, represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the depositaries for depositary shares, the warrant agents, the rights agents or any other agent of ours, agent of the trustees, agent of such depositaries, agent of the warrant agents or agent of the rights agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in a registered global security held through the participants, as is now the case with the securities held for the accounts of customers registered in “street name.” We also expect that any of these payments will be the responsibility of those participants.
If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

TAXATION

The following summary contains a description of certain Cayman Islands consequences of the acquisition, ownership and disposition of our ordinary shares. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase our ordinary shares, is not applicable to all categories of investors, some of which may be subject to special rules, and does not address all of the Cayman Islands considerations applicable to any particular holder. The summary is based upon the tax laws of the Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.
Prospective purchasers of our ordinary shares should consult their own tax advisers about the particular Cayman Islands and other tax consequences to them of the acquisition, ownership and disposition of our ordinary shares.
Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.
Cayman Islands Tax Considerations
The following is a discussion on certain Cayman Islands income tax consequences of an investment in our ordinary shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty.
No other taxes are likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties which are applicable to any payments made to or by Rockley. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of the shares, as the case may be, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.
No stamp duty is payable in respect of the issue of shares or on an instrument of transfer in respect of a share, unless the relevant instruments are executed in, or after execution brought within, the jurisdiction of the Cayman Islands or Rockley holds interests in land in the Cayman Islands.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
•    the name or names of any underwriters, dealers or agents;
•    the purchase price of the securities and the proceeds to us from the sale;
•    any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;
•    any public offering price;
•    any discounts or concessions allowed or reallowed or paid to dealers; and
•    any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at-the-market offering, a rights offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.
Our ordinary shares are currently listed on the NYSE, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

The validity of any ordinary shares or preferred shares offered by this prospectus will be passed upon for us by Travers Thorp Alberga. The validity of any securities, other than any ordinary shares or preferred shares, offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Rockley Photonics Holdings Limited appearing in Rockley Photonics Holdings Limited's Annual Report (Form 10-K) for the year ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the Internet is http://www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only. We maintain a website at https://rockleyphotonics.com/. The information contained on, or that can be accessed through, our website is not a part of this prospectus, and our reference to the address for our website is intended to be an inactive textual reference only.

INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:
Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 10, 2022;
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 12, 2022 and August 12, 2022, respectively;
Our Current Reports on Form 8-K filed with the SEC on January 21, 2022, January 27, 2022, February 16, 2022 (Form 8-K items 5.02 and 7.01 (furnished not filed)), April 20, 2022, May 12, 2022 (Form 8-K items 1.01, 2.03, 3.02, 7.01 (furnished not filed), 8.01, and 9.01), May 18, 2022, May 31, 2022, June 15, 2022 (Form 8-K items 5.02, 7.01 (furnished not filed) and 9.01), August 5, 2022, and August 10, 2022 (Form 8-K items 5.02, 7.01 (furnished not filed) and 9.01) (each Current Report only to the extent that such Current Report and the disclosure included therein are filed not furnished);
The description of our securities set forth in our Form 8-A filed with the SEC on August 11, 2021; and
The description of our securities, which are registered under Section 12 of the Exchange Act, in our registration statement on Form S-1, filed with the SEC on July 11, 2022, including any amendments or reports filed for the purpose of updating such descriptions.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Rockley Investor Relations, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT, telephone +44 (0) 1865 292017. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.
We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may obtain a free copy of these reports in the Investor Relations section of our website, https://rockleyphotonics.com/. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and any references to this web site or any other web site are inactive textual references only.

PART II
Information Not Required In Prospectus
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of estimated fees and expenses (other than the SEC registration fee) in connection with the issuance and distribution of the securities being registered, excluding underwriting discounts and commissions.

SEC registration fee	$27,810
NYSE Listing Fees	(1)
Transfer Agent and Registrar, Trustee and Depositary Fees	(1)
Printing Expenses	(1)
Legal Fees and Expenses	(1)
Accounting Fees and Expenses	(1)
Miscellaneous	(1)

(1)

(1)    These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
Limitation on Liability and Indemnification of Directors and Officers
The Registrant’s organizational documents limits the Registrant’s directors’ liability to the fullest extent permitted under the laws of the Cayman Islands. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.
The Registrant’s Second Amended and Restated Memorandum and Articles of Association (Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021) provides that the Registrant will, in certain situations, indemnify the Registrant’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, the Registrant enters into separate indemnification agreements with the Registrant’s directors and officers. These agreements, among other things, require the Registrant to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Registrant’s directors or officers or any other company or enterprise to which the person provides services at the Registrant’s request.
The Registrant maintains a directors’ and officers’ insurance policy pursuant to which the Registrant’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Second Amended and Restated Memorandum and Articles of Association and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16. Exhibits.
Exhibit
   No.             Description

1.1*    Form of Underwriting Agreement.
4.1    Warrant Agreement among American Stock Transfer & Trust Company, SC Health Corporation and SC Health Holdings Limited (incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-255109)).
4.2†    Assignment, Assumption and Amendment Agreement among Computershare Trust Company, N.A., Computershare Inc., SC Health Corporation, SC Health Holdings Limited and Rockley Photonics Holdings Limited (incorporated by reference from Exhibit 4.2 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2021).
4.3    Form of Specimen Warrant Certificate of Rockley Photonics Holdings Limited (incorporated by reference from Exhibit 4.3 to the Registration Statement on Form S-4, File No. 333-255109).
4.4    Form of Specimen Ordinary Share Certificate of Rockley Photonics Holdings Limited (incorporated by reference from Exhibit 4.4 to the Registration Statement on Form S-4, File No. 333-255109).
4.5    Indenture (including form of Note) dated May 27, 2022 by and among Rockley Photonics Holdings Limited, each of the guarantor subsidiaries party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent (incorporated by reference from Exhibit 4.5 to the Registrant's Registration Statement on Form S-1, File No. 333- 266077).
4.6    First Supplemental Indenture dated August 4, 2022 by and among Rockley Photonics Holdings Limited, each of the guarantor subsidiaries party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed August 5, 2022).
4.7    Form of Ordinary Share Purchase Warrant issued May 27, 2022 (incorporated by reference from Exhibit 4.6 to the Registrant's Registration Statement on Form S-1, File No. 333- 266077).
4.8    Form of Indenture relating to debt securities.
4.9*    Form of supplemental indenture or other instrument establishing the issuance of one or more series of debt securities (including the form of such debt security).
4.10*    Form of Warrant Agreement and Warrant Certificate.
4.11*    Form of Deposit Agreement.
4.12*    Form of Depositary Receipt (included in Exhibit 4.11).
4.13*    Form of Specimen Preferred Stock Certificate.
4.14*    Form of Rights Agreement and Rights Certificate.
5.1    Opinion of Travers Thorp Alberga.
5.2    Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1    Consent of Travers Thorp Alberga (included in Exhibit 5.1).
23.2    Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.2).
23.3    Consent of Independent Registered Public Accounting Firm.
24.1    Power of Attorney (included on signature page).
25.1+    Form T-1 Statement of Eligibility of the trustee for the debt securities.
107    Filing Fee Table.

*    To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.
+    To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable.
†    Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Item 17. Undertakings.
The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)    That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London, United Kingdom, on September 6, 2022.

ROCKLEY PHOTONICS HOLDINGS LIMITED

By:	/s/ Dr. Andrew Rickman
Dr. Andrew Rickman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Andrew Rickman, Chad Becker, and Tom Adams, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Dr. Andrew Rickman	President, Chief Executive Officer and Director
Dr. Andrew Rickman	(Principal Executive Officer and Authorized Representative in the United States)	Sept. 6, 2022

/s/ Chad Becker	Interim Chief Financial Officer
Chad Becker	(Principal Financial Officer and Principal Accounting Officer)	Sept. 6, 2022

/s/ William Huyett
William Huyett	Lead Independent Director	Sept. 6, 2022

/s/ Brian Blaser
Brian Blaser	Director	Sept. 6, 2022

/s/ Dr. Caroline Brown
Dr. Caroline Brown	Director	Sept. 6, 2022

Dr. Nicolaus Henke	Director

Karim Karti	Director

/s/ Michele Klein
Michele Klein	Director	Sept. 6, 2022

/s/ Dr. Pamela Puryear
Dr. Pamela Puryear	Director	Sept. 6, 2022

Dr. Richard Kuntz	Director
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